OneSpaWorld Reports Fourth Quarter and Fiscal Year 2020 Financial Results

   Ends Fiscal Year with Total Liquidity of $56.4 Million

Company Expects Liquidity to be Sufficient to Sustain Operations with No Significant Voyages Through March 2022

Nassau, Bahamas, March 3, 2021 – OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld,” or the “Company”), the pre-eminent global provider of health and wellness services and products on-board cruise ships and in destination resorts around the world, today announced its financial results for its fourth quarter and fiscal year ended December 31, 2020.

The Company’s fourth quarter and fiscal year 2020 performance was materially impacted by the global COVID-19 pandemic, including actions taken by cruise lines, hotels and resorts and governmental authorities around the world.  These actions include the U.S. Centers for Disease Control and Prevention’s (“CDC”) No Sail Order issued on March 14, 2020 and extended on April 9, 2020, July 16, 2020 and September 30, 2020 and the CDC issued a Framework for Conditional Sailing Order on October 30, 2020, which will remain in effect until the earliest of: (1) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (2) the CDC Director rescinds or modifies the order based on specific public health or other considerations, or (3) November 1, 2021. Pursuant to the Framework for Conditional Sailing Order, the No Sail Order has been lifted and the cruise industry will work with the CDC on a phased in return-to-service, which will consist of three phases: (i) testing and implementing additional safeguards for crew members; (ii) conducting simulated voyages to test cruise operators’ ability to mitigate COVID-19 risk; and (iii) providing a certification to ships that meet specified requirements, thereby allowing for a phased return to cruise ship passenger voyages.

Leonard Fluxman, Executive Chairman of OneSpaWorld, commented, “Amid a global pandemic that shuttered our operations for the majority of the year, our intense focus on ensuring the safety of our staff, strengthening liquidity, and preparing for a successful resumption of our cruise and destination resort spa operations as restrictions are lifted has served us well. We ended the year with $56.4 million in liquidity giving us the ability to sustain operations through March 2022 with no significant voyages and we innovated our compelling range of products, services and guest experiences even further to provide a safe and welcoming environment across our health and wellness centers as they resume operations.  I am proud of the efforts of our team, as their passion, commitment and ability to quickly adapt to the unprecedented environment enabled us to navigate this extraordinary period.

“As of today, one vessel of our cruise line partners is sailing and 44 of our destination resort spas remain open, In addition to the 159 vessels that we expect to come back into service over the next 24 months, we are excited by the prospects of having 24 new vessels being introduced into service by our cruise line partners between now and year end 2022,” continued Mr. Fluxman. “Our priorities in fiscal 2021 remain focused on maintaining strong liquidity while further evolving our innovative service offering and operating platform to allow OneSpaWorld to be even more powerfully positioned as operations resume. Overall, we remain confident in our ability to continue to capitalize on the strength of our operating platform and advantageous business model to drive long term profitable growth for the benefit of OneSpaWorld stakeholders.”

Glenn Fusfield, Chief Executive Officer, commented, “During an unprecedented year of disruption, we focused on the well-being of our staff while investing in innovation and updating our operating procedures to position us to scale our global operations as the cruise lines return to service.  We are very pleased with our staff’s resilience and ability to quickly adapt to the changing operating conditions, as they stand ready to return as soon as operations ramp back up. We are confident that our elevated practices that include digital training, the implementation of our GPS (Guidelines for Protection & Sanitization) culture and standards, as well as expansion of our service offering and enhanced technology, have us positioned for a successful return to service.  We will continue to identify revenue opportunities and cost savings while working with our key partners to deepen our collaborations, execute contract extensions and renewals and identify and evaluate emerging and new market opportunities. While there remains uncertainty as to the timing for a return to normal operations, we are confident in the advantages of our business model and ability to deliver on our long-term performance objectives.”

Operating Network Update COVID-19:

•

Ship Count: The Company ended the fiscal year with health and wellness centers on 163 ships, all of which were closed as of March 14, 2020, and all except one remained closed at year end pending resumption of voyages.

•	Destination Resort Count: The Company ended the fiscal year at 54 destination resort spas, all of which were closed as of March 26, 2020. At year end, 45 destination resort spas were in operation.
•

The Company repatriated all of its employees from COVID related cruise suspensions, eliminating all ongoing expenses related to these repatriated employees. 18 cruise ship personnel have re-embarked on vessels that sailed in the fourth quarter of fiscal year 2020.

Liquidity Update:

•

Cash and borrowing capacity under the Company’s line of credit at December 31, 2020 totalled $56.4 million, as compared to $33.9 million at December 31, 2019. Year-end fiscal 2020 cash balance included $11.6 million in gross proceeds from the sale of 1.3 million shares as part of the Company’s $50 million, “at-the-market” equity offering program (“ATM program”).  At year end, $38.4 million remained available under the ATM program. Availability under the Company’s line of credit was $13.0 million at year end fiscal 2020 compared to $20.0 million at year end fiscal 2019.

•	The cash burn rate for the quarter of approximately $17 million was consistent with the Company’s expectations.
•	The Company noted that it continues to expect to have the resources to enable it to fund its operations with no significant voyages and destination resort spas in operation through March 2022.

The Company’s results are reported in this press release on a GAAP basis and on an as adjusted non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. This press release also refers to Adjusted EBITDA and Adjusted Net Income (non-GAAP financial measures), terms for which the definition and reconciliation are presented below.

Fourth Quarter Ended December 31, 2020 Compared to December 31, 2019

Results of operations in the fourth quarter of fiscal 2020 compared to the fourth quarter of fiscal 2019 were materially adversely impacted by the global COVID-19 pandemic that resulted in cancellation of the Company’s voyages and the closing of many destination resort health and wellness centers as of the beginning of the first quarter.

•

Total revenues were $3.8 million, as compared to $139.4 million in the fourth quarter of fiscal 2019. Revenues generated in this year’s fourth quarter were primarily related to the 45 destination resort spas that were open during the quarter and e-commerce sales on the Company’s timetospa.com website.

•	Cost of services were $6.9 million compared to $95.6 million in the 2019 fourth quarter.
•

Cost of products were $6.8 million and included a $4.9 million charge for the write down of inventory that is expected to expire as a result of the extended pause in operations caused by the COVID-19 pandemic and damaged inventories.  This compares to $28.2 million in the 2019 fourth quarter.

•	Net (loss) income attributable to OneSpaWorld was ($28.0) million, as compared to $1.1 million in the fourth quarter of fiscal 2019.
•	Adjusted net (loss) income was ($20.7) million, as compared to $6.7 million in the fourth quarter of fiscal 2019.
•	Adjusted EBITDA was ($15.4) million, as compared to $13.0 million in the fourth quarter of fiscal 2019.
•	Unlevered after-tax free cash flow was ($15.9) million, as compared to $12.5 million in the fourth quarter of fiscal 2019.

Fiscal Year Ended December 31, 2020 Compared to December 31, 2019

Results of operations for the fiscal year ended December 31, 2020 compared to the fiscal 2019 were materially adversely impacted by the global COVID-19 pandemic that resulted in cancellation of the Company’s voyages beginning March 14, 2020 and the closing of destination resort health and wellness centers beginning March 26, 2020.

•

Total revenues were $120.9 million, as compared to $562.2 million in the 2019 fiscal year, reflecting the decline in operating capacity driven by forced closures of its health and wellness centers aboard cruise ships and at destination resorts. Revenues primarily reflected: (i) first quarter voyages ahead of the March 14, 2020 CDC No-Sail Order; (ii) destination resort spas that were open during a portion of the year, and (iii) e-commerce sales on the Company’s timetospa.com website.

•	Cost of services were $107.3 million compared to $369.7 million in the 2019 fiscal year.
•

Cost of products were $32.0 million and included a $6.0 million charge for the write down of inventory that is expected to expire as a result of the extended pause in operations caused by the COVID-19 pandemic and damaged inventories. This compares to $114.3 million in the 2019 fiscal year.

•	Net (loss) income attributable to OneSpaWorld was ($280.5) million, as compared to ($41.0) million in the 2019 fiscal year.
•	Adjusted EBITDA totaled ($42.7) million, as compared to adjusted EBITDA of $58.7 million in the 2019 fiscal year.
•	Adjusted net (loss) income was ($65.8) million, as compared to $32.6 million in the 2019 fiscal year.
•	Unlevered after-tax free cash flow was ($45.0) million, as compared to $55.0 million in the 2019 fiscal year.
•	Cash and borrowing capacity under the Company’s line of credit totaled $56.4 million at the end of the 2020 fiscal year.

Balance Sheet and Cash Flow Highlights

•	Cash at year-end fiscal 2020 was $43.4 million.

•	Total debt, net of deferred financing costs at year-end fiscal 2020 was $229.4 million.
•	Unlevered After-Tax Free Cash Flow for fiscal 2020 was ($45.0) million.

Q1 2021 and Fiscal Year 2021 Guidance

The Company is not providing financial guidance due to the ongoing business disruption and substantial uncertainty surrounding the impact of the COVID-19 pandemic on its business. Notwithstanding the foregoing, the Company expects to sustain a GAAP and adjusted net loss for the first quarter of fiscal 2021.

Conference Call Details

A conference call to discuss the fourth quarter and fiscal year 2020 financial results is scheduled for Wednesday March 3, 2021, at 10:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-327-6837 (international callers please dial 631-891-4304) and provide the passcode 10013244 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://onespaworld.com/investor-relations by dialing 844-512-2921 (international callers please dial 412-317-6671) and entering the passcode 10013244. The conference call replay will be available from 1:00 p.m. Eastern Time on Wednesday, March 3, 2021 until 12:00 p.m. Eastern Time on Wednesday March 10, 2021. The Webcast replay will remain available for 90 days.

About OneSpaWorld

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished health and wellness centers offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 159 cruise ships and at 53 destination resorts around the world. OneSpaWorld holds the leading market position within the historically fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for over 50 years.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor (“OSW”), comprised of direct and indirect subsidiaries of Steiner Leisure Ltd., and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld (the “Business Combination”). Haymaker is the acquirer and OSW Predecessor the predecessor, whose historical results have become the historical results of OneSpaWorld. The operating results presented for the current quarter and year-to-date period reflect the operating results of all the businesses acquired in the Business Combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on our business and our results of operation and liquidity for the foreseeable future; the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the SEC. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

ONESPAWORLD HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,				Year Ended December 31,
			$	%				$	%
	2020	2019	Inc/(Dec)	Inc/(Dec)	2020	2019 (1)		Inc/(Dec)	Inc/(Dec)
REVENUES:
Service revenues	$2,787	$107,231	$(104,444)	(97)%	$93,682	$431,073		$(337,391)	(78)%
Product revenues	1,044	32,205	(31,161)	(97)%	27,243	131,160		(103,917)	(79)%
Total revenues	3,831	139,436	(135,605)	(97)%	120,925	562,233		(441,308)	(78)%
COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	6,929	95,617	(88,688)	(93)%	107,258	369,680		(262,422)	(71)%
Cost of products	6,750	28,179	(21,429)	(76)%	31,976	114,310		(82,334)	(72)%
Administrative	5,642	1,730	3,912	226%	18,957	16,484		2,473	15%
Salary and payroll taxes	5,371	3,885	1,486	38%	20,138	61,649		(41,511)	(67)%
Amortization of intangible assets	4,205	4,061	144	4%	16,823	13,929		2,894	21%
Goodwill and Tradename impairment	—	—	—	NM	190,777	—		190,777	NM
Total cost of revenues and operating expenses	28,897	133,472	(104,575)	(78)%	385,929	576,052		(190,123)	(33)%
Income (loss) from operations	(25,066)	5,964	(31,030)	(520)%	(265,004)	(13,819)		(251,185)	(1818)%
OTHER INCOME (EXPENSE), NET:
Interest expense	(3,476)	(4,088)	612	15%	(14,703)	(19,838)		5,135	26%
Loss on extinguishment of debt	—	—	—	NM	—	(3,413)		3,413	100%
Interest income	11	8	3	38%	30	43		(13)	(30)%
Total other income (expense), net	(3,465)	(4,080)	615	15%	(14,673)	(23,208)		8,535	37%
(Loss) Income before provision for income taxes	(28,531)	1,884	(30,415)	(1614)%	(279,677)	(37,027)		(242,650)	(655)%
PROVISION (BENEFIT) FOR INCOME TAXES	(556)	(231)	(325)	(141)%	814	(11)		825	7500%
Net (loss) income	(27,975)	2,115	(30,090)	(1423)%	(280,491)	(37,016)		(243,475)	(658)%
Net income attributable to noncontrolling interest	—	972	(972)	(100)%	—	4,012		(4,012)	(100)%
Net (loss) income attributable to OneSpaWorld	$(27,975)	$1,143	$(29,118)	(2548)%	$(280,491)	$(41,028)		$(239,463)	(584)%
Net (loss) income attributable to OneSpaWorld per share:
Basic	$(0.33)	$0.02			$(3.77)	$(0.25)	(2)
Diluted	$(0.33)	$0.02			$(3.77)	$(0.25)	(2)
Weighted average shares outstanding:
Basic	85,148	61,118			74,359	61,118
Diluted	85,148	75,115			74,359	61,118

1)

The presentation of the results of operations for fiscal year ended December 31, 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to December 31, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2020.

2)

The calculation of net loss per share for year-to-date December 31, 2019 excludes the net loss of ($25,459) for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination. The Company believes this presentation of diluted loss per share provides more comparability for the current and year-to-date successor periods to the Business Combination.

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow.

We define Adjusted Net Income as net (loss) income, adjusted for non-controlling interest and the impact of certain other items, including normalized interest expense, related party adjustments, increase in depreciation and amortization expense resulting from the Business Combination, non-cash stock-based compensation, normalized tax expense, non-cash prepaid expenses and non-recurring expenses incurred in connection with the Business Combination. Adjusted Net Income Per Diluted Share is defined as Adjusted Net Income divided by the weighted average diluted shares outstanding during the period, as if such shares had been outstanding during the entire three-month and twelve-month periods ended December 31, 2020.

We define Adjusted EBITDA as income (loss) from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization and non-controlling interest, adjusted for the impact of certain other items, including non-cash stock-based compensation expense, non-cash prepaid expenses, related party adjustments, and non-recurring expenses incurred in connection with the Business Combination. All of these other items are reported in administrative expenses in the condensed consolidated and combined statements of operations.

We define Unlevered After-Tax Free Cash Flow as Adjusted EBITDA minus capital expenditures and cash taxes paid.

We believe that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow have limitations as profitability measures in that they do not include total amounts for interest expense on our debt and provision for income taxes, and the effect of our expenditures for capital assets and certain intangible assets. In addition, all of these non-GAAP measures have limitations as profitability measures in that they do not include the effect of non-cash stock-based compensation expense and the impact of certain expenses related to items that are settled in cash. Because of these limitations, the Company relies primarily on its GAAP results.

In the future, we may incur expenses similar to those for which adjustments are made in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual or non-recurring items.

Reconciliation of GAAP to Non-GAAP Financial Information

The following table reconciles Net (Loss) Income to Adjusted Net (Loss) Income attributable to OneSpaWorld for the fourth quarter and year-to-date periods ended December 31, 2020 and 2019 and Adjusted Net (Loss) Income attributable to OneSpaWorld Per Diluted Share for the fourth quarter and year-to-date periods ended December 31, 2020 and 2019 (amounts in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019 (h)
Net (Loss) Income	$(27,975)	$2,115	$(280,491)	$(37,016)
Non-controlling Interest (a)	—	(972)	—	(4,012)
Interest Expense (b)	—	—	—	2,947
Loss on Extinguishment of Debt	—	—	—	3,413
Goodwill and trade name impairment charges	—	—	190,777	—
Related Party Adjustments (c)	—	—	—	538
Depreciation and Amortization(d)	3,761	3,761	15,044	12,328
Change in Control Payments (e)	—	—	—	26,284
Stock-Based Compensation	2,990	187	4,950	20,683
Business Combination Costs (f)	—	1,559	1,619	7,160
Addback for Non-Cash Prepaid Expenses (g)	457	—	457	—
Tax expense (i)	52	—	1,798	276
Adjusted Net (Loss) Income attributable to OneSpaWorld	$(20,715)	$6,650	$(65,846)	$32,601
Adjusted Net (Loss) Income attributable to OneSpaWorld Per Diluted Share	$(0.24)	$0.09	$(0.89)	$0.44
Diluted Weighted Average Shares Outstanding	85,148	75,115	74,359	74,001

The following table reconciles Net (Loss) Income to Adjusted EBITDA and Unlevered After-Tax Free Cash Flow for the fourth quarter and year-to-date periods ended December 31, 2020 and 2019 (amounts in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019 (h)
Net (Loss) Income	$(27,975)	$2,115	$(280,491)	$(37,016)
(Benefit) Provision for Income Taxes	(556)	(231)	814	(11)
Interest Income	(11)	(8)	(30)	(43)
Non-controlling Interest (a)	—	(972)	—	(4,012)
Interest Expense	3,476	4,088	14,703	19,838
Loss on Extinguishment of Debt	—	—	—	3,413
Related Party Adjustments (c)	—	—	—	538
Goodwill and trade name impairment charges	—	—	190,777	—
Depreciation and Amortization	6,182	6,281	24,453	21,595
Change in Control Payments (e)	—	—	—	26,284
Stock-based Compensation	2,990	187	4,950	20,683
Business Combination Costs (f)	—	1,559	1,619	7,160
Addback for Non-Cash Prepaid Expenses (g)	457	—	457	276
Adjusted EBITDA	$(15,437)	$13,019	$(42,748)	$58,705
Capital Expenditures	(338)	(539)	(2,132)	(3,426)
Cash Taxes	(78)	—	(136)	(244)
Unlevered After-Tax Free Cash Flow	$(15,853)	$12,480	$(45,016)	$55,035

a)

Non-controlling interest refers to net income attributable to a non-controlling interest in a consolidated subsidiary of OneSpaWorld.  On February 14, 2020, the Company purchased the 40% non-controlling interest for $12.3 million in a combination of $10.8 million in cash and 98,753 shares of the Company’s common stock at a share price of $15.26.

b)

Interest expense refers to addback to adjust interest expense as if only the new debt financing resulting from the Business Combination was outstanding as of the beginning of the first quarter of fiscal 2018.

c)	Related party adjustments refers to adjustments to reflect the impact of agreements with related parties, primarily OSW Predecessor supply agreements with a wholly-owned subsidiary of Steiner Leisure.
d)	Depreciation and amortization refers to addback of purchase price adjustments to tangible and intangible assets resulting from the Business Combination.
e)	Change in control payments relates to amounts paid to OSW Predecessor executives upon consummation of the Business Combination.
f)	Business combination costs refers primarily to legal and advisory fees incurred by OneSpaWorld in connection with the Business Combination.
g)	Addback for non-cash prepaid expenses refers to non-cash expenses incurred in connection with certain contracts.

h)

The presentation of the results of operations for the fiscal year 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to December 31, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2020.

i)	Valuation allowance related to the Company’s 2020 beginning-of-year deferred tax assets that are not realizable.

Contact:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

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